Exhibit 99.1

																						NEWS

CONTACTS:
Investors:  William Kuser     (203) 573-2213
Media:      Mary Ann Dunnell  (203) 573-3034


CROMPTON CLOSES OSI TRANSACTION WITH GE; VALUED AT AS MUCH AS
$1.05 BILLION

MIDDLEBURY, Conn. - July 31, 2003 - Crompton Corporation (NYSE: CK) Today announced that it has completed the sale of its organosilicones business to General Electric Company (NYSE: GE) and its acquisition of the GE Specialty Chemicals business in a transaction valued at as much as $1.05 billion.

"We are very pleased to announce the completion of this transaction," said Vincent A. Calarco, Crompton chairman, president and CEO. "We are reducing our debt by more than 40 percent, and sharpening our strategic focus by acquiring a complementary plastics additives business. With the addition of GE Specialty Chemicals, we become one of the world's largest plastics additives producers, and we look forward to the opportunities this position presents."

In the transaction, Crompton received $633 million in cash for its organosilicones business and acquired the GE Specialty Chemicals business, which has an agreed-upon value of $160 million. Crompton expects to receive an additional $12 million upon the transfer to GE of certain additional OSi assets located overseas. Under terms of the transaction, Crompton also will receive quarterly "earn-out" payments for three years, based on the combined performance of GE's existing silicones business and the organosilicones business sold to GE. The earn-out will total a minimum of $105 million and a maximum of $250 million, bringing the full value of the transaction to a minimum of $910 million and a maximum of $1.05 billion. Over the next few months, Crompton intends to pay down over $525 million in debt, a reduction of over 40%, and make a contribution of approximately
$75 million to its pension plans.

The acquired GE Specialty Chemicals business is a major supplier of Secondary antioxidants and impact modifiers, products that complement Crompton's existing plastics additives business, which services the vinyl and olefins and styrenics markets. "With this addition to our portfolio, we will have a significant position in each major segment of the value chain, from monomers to polymerization, to finishing, compounding and fabrication," Calarco said. "Combining our plastics additives expertise with our polymer processing capabilities through our Davis-Standard equipment business gives us a distinct competitive position in the polymer industry.

"I would also like to take this opportunity to welcome the former GE Specialty Chemicals employees to the Crompton team and to thank the OSi Specialties employees for their many contributions to our company."

Crompton's core polymer additives business segment now comprises approximately 60 percent of the company's revenues.

Crompton Corporation, with 2002 sales of $2.5 billion, is a producer and marketer of specialty chemicals and polymer products providing the solutions, service and value our customers need to succeed. Additional information is available at www.cromptoncorp.com.


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Forward-Looking Statements
Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions, the outcome and timing of antitrust investigations and related civil lawsuits to which the company is subject, pension and other post-retirement benefit plan assumptions, energy and raw material prices and availability, production capacity, changes in interest rates and foreign currency exchange rates, changes in technology, market demand and customer requirements, the enactment of more stringent environmental laws and regulations, and other risks and uncertainties detailed in the company's filings with the Securities and Exchange Commission. These statements are based on our estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and the company's actual results may differ significantly from the results discussed. Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by the company.